As filed with the Securities and Exchange Commission on March 13, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0344657
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10026 West San Juan Way

Littleton, CO 80127

(Address of Principal Executive Offices)

CPI Card Group Inc. Omnibus Incentive Plan

(Full Title of the Plan)

Sarah Kilgore

Chief Legal and Compliance Officer

CPI Card Group Inc.

10026 West San Juan Way

Littleton, CO 80127

(Name and Address of Agent for Service)

(303) 973-9311

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Andrew McDonough, Esq.

Winston & Strawn LLP

35 W. Wacker Dr.

Chicago, IL 60601

(312) 558-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share
Omnibus Plan	400,000	$2.79	(2)	$1,116,000.00	$138.94
TOTAL FEE:					$138.94

(1)         This Registration Statement is being filed with the Securities and Exchange Commission (the “SEC”) to register 400,000 shares of common stock that may be issued under the CPI Card Group Inc. Omnibus Incentive Plan (the “Omnibus Plan”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of common stock, par value $0.001 per share, which may be issued pursuant to the Plans to prevent dilution from stock splits, stock dividends or similar transactions.

(2)         Estimated, in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, and based upon the average high and low prices of a Share as reported on the NASDAQ Capital Market on March 8, 2018, which date is within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement (the “Registration Statement”) registers an additional 400,000 shares of common stock, par value $0.001 per share, of CPI Card Group Inc. (the “Registrant” or “CPI”) that may be awarded under the CPI Card Group Inc. Omnibus Plan (as amended and restated effective September 25, 2017), which are securities of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statement on Form S-8 previously filed with the SEC on October 9, 2015 (Registration No. 333-207350), which is hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this Registration Statement:

(1)	CPI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 13, 2018;

(2)	CPI’s Current Reports on Form 8-K filed with the SEC on January 11, 2018 and February 23, 2018; and

(3)

the description of the Registrant’s common stock, par value $0.001 per share, contained in its Registration Statement on Form 8-A filed with the SEC on October 5, 2015 pursuant to Section 12(b) of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K that the Registrant may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits.

Exhibit Number	Description
4.1

CPI Card Group Inc. Omnibus Incentive Plan, as amended and restated effective September 25, 2017 (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, file number 001-37584).

5.1	Opinion of Winston & Strawn LLP (filed herewith).
23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1 to this Registration Statement).
23.2	Consent of KPMG LLP (filed herewith).
24.1	Power of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Littleton, Colorado, on this 13th day of March, 2018.

CPI CARD GROUP INC.

By:	/s/ Scott Scheirman
Scott Scheirman
President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Scott Scheirman his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Scheirman	President, Chief Executive Officer and Director	March 13, 2018
Scott Scheirman	(Principal Executive Officer)

/s/ Lillian Etzkorn	Chief Financial Officer	March 13, 2018
Lillian Etzkorn	(Principal Financial Officer)

/s/ Chris Bakke	Chief Accounting Officer	March 13, 2018
Chris Bakke	(Principal Accounting Officer)

/s/ Bradley Seaman	Chairman of the Board	March 13, 2018
Bradley Seaman

/s/ Diane Fulton	Director	March 13, 2018
Diane Fulton

/s/ Doug Pearce	Director	March 13, 2018
Doug Pearce

/s/ Robert Pearce	Director	March 13, 2018
Robert Pearce

/s/ Nicholas Peters	Director	March 13, 2018
Nicholas Peters

/s/ David Rowntree	Director	March 13, 2018
David Rowntree

/s/ Silvio Tavares	Director	March 13, 2018
Silvio Tavares